EXHIBIT 10.9

                             PLAYTEX PRODUCTS, INC.

                         MILITARY DISTRIBUTOR AGREEMENT

                                                 April 2, 2002

This agreement is between Military Resale Group, Inc., Colorado Springs, CO, and Playtex Products, Inc., Westport, CT.

Under this agreement, the distributor will provide frequent delivery service of Playtex products to the Defense Commissary Agency (DeCA) stores listed on Page 2.

1. Playtex will ship products ordered by the distributor at the prices listed on the Playtex Distributor Price List attached. Terms will be . Title to goods to pass at the distributor destination.

2. The distributor will ship Playtex products to the agreed to DeCA stores as per the attached product list. Any additions to or deletions from this list must be agreed to jointly by the distributor and Playtex.

3. The distributor will send copies of all roll-up tickets via EDI to S&K Sales Company no later than 3 business days after the close of the period. Invoices and delivery tickets should be mailed to Playtex at the address listed below. A cover or recap page should be included showing each enclosed by invoice number, date and amount. This cover page should have a unique invoice number that will be used to expedite payment to the distributor for shipments made during that period. These should be sent to:

                                       Playtex Products, Inc.
                                       Attn: Kerry Widener
                                       PO Box 7016
                                       Dover DE 19903-9921

4. The distributor will bill Playtex at standard prices detailing all shipments made during that period plus the agreed to service charge of of the net amount of the invoice. Terms of the distributor invoice will be 2% 30 Net 31 days.

5.   Playtex will issue check (s) for the net amount within the 30 day period.

6. The distributor will have risk of loss of product after delivery to it and will provide and maintain insurance to cover all casualty or damage loss to such product.

7. This agreement can be canceled by either party with thirty (30) days written notice.


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8.   All purchase orders should be faxed to Playtex Products Order Dept., Attn:
     Anna Tribble, Fax 302-678-6313, Phone 800-999-9701, Ext 6158.

                             PLAYTEX PRODUCTS, INC.

                         MILITARY DISTRIBUTOR AGREEMENT

                                     PAGE 2

9. The initial purchase order will carry an additional days dating making its terms


10.  DeCA Stores covered by this agreement:

     Fitzsimons CO                     USAF Academy CO
     Peterson Field CO                 Ft. Carson CO
     Buckley CO                        FE Warren AFB WY


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MILITARY RESALE GROUP, INC.            DIRECTOR, MILITARY SALES

COLORADO SPRINGS, CO                   PLAYTEX PRODUCTS, INC.

                                       WESTPORT CT